Exhibit 99

               NEWS RELEASE

For Immediate Release
Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Announces Completion of Aftermarket Business Spin Off and Merger into Transpro to Form Combined Company Named Proliance International

Racine, WI, July 22, 2005 - Modine Manufacturing Company (NYSE: MOD), a diversified world leader in thermal management technology and solutions, today announced the completion of the spin off of its Aftermarket business on a debt-free and tax-free basis to its shareholders and immediate merger of the spun off business into Transpro, Inc. (AMEX: TPR) to form a combined company named Proliance International, Inc. (AMEX: PLI).
Under terms of the transaction, Modine shareholders retain their shares in Modine Manufacturing Company and also receive 0.235681 shares of Proliance International common stock for every 1 share of Modine common stock held as of the close of business on July 21st, the record date for the spin off. Modine shareholders own approximately 52% of Proliance International’s common stock on a fully diluted basis, and Transpro’s pre-merger shareholders own the other 48%.
“This ends a multi-year journey to create the best, long-term strategic solution for our Aftermarket business, its employees and our shareholders, and the start of a larger, stronger and leading aftermarket company with enhanced prospects,” said David Rayburn, Modine President and Chief Executive Officer.
As previously announced, The New York Stock Exchange has advised Modine that the ex-distribution date for Modine common stock will be July 25, 2005, which represents the first trading day following the spin off and effectiveness of the merger.

About Modine Manufacturing Company
Modine, with record fiscal 2005 revenues and operating cash flow of $1.5 billion and $156 million, respectively, specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. The Company’s products are used in light, medium, and heavy-duty vehicles, HVAC equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine employs 8,200 people worldwide at 35 facilities. More information about Modine can be found at www.modine.com.

About Transpro
Transpro, Inc. is a leading manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications.

Cautionary Information Regarding Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger and OE transactions, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on Modine’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include (1) problems that may arise in integrating the businesses of the two companies and that the integration may not be successful; (2) the proposed transaction may involve unexpected costs; (3) the combined company may be unable to achieve the anticipated cost-cutting synergies or those benefits may take longer to realize than expected; (4) increased competition and its effect on pricing; and (5) other risks beyond the control of either party. Additional factors that could cause Modine’s results to differ materially from those described in the forward looking statements can be found in the Annual Report on Form 10-K of Modine, and in the Quarterly Reports on Form 10-Q of Modine and Modine’s other filings with the SEC. Modine assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.